        As filed with the Securities and Exchange Commission on July 29, 1998
                                                        Registration No. 333-
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------



                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C.  20549
                              -------------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              -------------------------

                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
               (Exact name of Registrant as specified in its charter)

             MINNESOTA                                   41-1771946
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                   Identification No.)


          805 HANLON DRIVE                                 56011
      BELLE PLAINE, MINNESOTA                           (Zip Code)
      (Address of principal
         executive offices)

                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
                        AMENDED AND RESTATED 1995 STOCK PLAN
                              (Full title of the plan)

          Daniel L. Hanlon                             David P. Hanlon
      Co-Founder and Co-Chief                Co-Founder and Co-Chief Executive
         Executive Officer                                Officer

                        Excelsior-Henderson Motorcycle
                            Manufacturing Company
                               805 Hanlon Drive
                        Belle Plaine, Minnesota  56011
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (612) 873-7000
                              -------------------------

                           CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                     Proposed            maximum
    Title of        Amount            maximum           aggregate       Amount of
  securities to     to be          offering price       offering      registration
  be registered   registered (1)   per share (1)(2)    price (1)(2)       fee
  -------------   --------------   ----------------    ------------   ------------

  Common Stock,    533,333
 $.01 par value     shares         $8.25              $4,399,997.25      $1,298


(1) The Registration Statement relates to 533,333 shares of Common Stock to be offered pursuant to the Registrant's Amended and Restated 1995 Stock Plan.
(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on July 22, 1998, as reported on the Nasdaq National Market.

-----------------------------------------------------------------------------

                EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                 --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

               (1) The Annual Report on Form 10-K of Excelsior-Henderson Motorcycle Manufacturing Company (the "Company") for the fiscal year ended January 3, 1998 filed pursuant to Section 15(d) of the Exchange Act (File No. 000-22765).

               (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (File No. 000-22765).

               (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 000-22765) filed June 27, 1997, (and declared effective on
          July 23, 1997) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Section 4.01 of the Company's By-Laws, the Company indemnifies its directors and officers and advances litigation expenses to the fullest extent required or permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company upon written request, of reasonable expenses in advance of final disposition in certain instances.

          The Articles of Incorporation of the Company eliminate the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving any breach of the director's duty of loyalty to the Company or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any unlawful acts under Sections 302A.559 or 80A.23 of Minnesota Statutes, or for any transaction from which a director derives an improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.


          EXHIBIT                            DESCRIPTION
          -------                            -----------
          4.1      Restated Articles of Incorporation of the Registrant, as Amended(1)

          4.2      By-Laws of the Registrant(2)

          4.3      Specimen of Common Stock(3)

          4.4      Team Stock Purchase Plan

          5        Opinion of Faegre & Benson LLP

          23.1     Consent of Faegre & Benson LLP (contained in Exhibit 5 to this
                   Registration Statement).

          23.2     Consent of Arthur Andersen LLP

          24       Powers of Attorney

----------------------------------
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Commission on May 23, 1997 (No. 333-27789).
(2) Incorporated by reference to Exhibit 3.3 to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on July 23, 1996 (No. 333-05060C).
(3) Incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on June 27, 1997 (No. 333-27789).

ITEM 9.   UNDERTAKINGS.

A.        The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belle Plaine, State of Minnesota, on July 29, 1998.

                                   EXCELSIOR-HENDERSON MOTORCYCLE
                                     MANUFACTURING COMPANY


                                   By   /s/ Daniel L. Hanlon
                                      ----------------------------------------
                                        Daniel L. Hanlon
                                        Co-Chief Executive Officer


                                   By   /s/ David P. Hanlon
                                      ----------------------------------------
                                        David P. Hanlon
                                        Co-Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 1998.


SIGNATURE                          TITLE
---------                          -----


/s/ Daniel L. Hanlon               Co-Founder, Co-Chief Executive Officer and
--------------------------------   Co-Chairman of the Board
Daniel L. Hanlon                        (Principal Executive Officer)


/s/ David P. Hanlon                Co-Founder, Co-Chief Executive Officer and
--------------------------------   Co-Chairman of the Board
David P. Hanlon

/s/ Thomas M. Rootness             Senior Vice President of Finance and Administration
--------------------------------   and Chief Financial Officer
Thomas M. Rootness                      (Principal Financial and Accounting Officer)


John B. Donahue*                   Director

Wayne M. Fortun*                   Director                  A majority of the
                                                             Board of Directors

David R. Pomije*                   Director

* Daniel L. Hanlon, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

                                   By   /s/ Daniel L. Hanlon
                                      ----------------------------------------
                                        Daniel L. Hanlon, Attorney in Fact

                                 INDEX TO EXHIBITS


                                                                   Method
Exhibit                      Description                         of Filing
-------                      -----------                         ---------

4.1       Restated Articles of Incorporation of the Registrant,  Incorporated by
          as Amended(1)  ......................................  Reference

                                                                 Incorporated by
4.2       By-Laws of the Registrant(2).........................  Reference

                                                                 Incorporated by
4.3       Specimen of Common Stock(3)..........................  Reference

4.4       Amended and Restated 1995 Stock Plan.................  Filed Electronically

5         Opinion of Faegre & Benson LLP.......................  Filed Electronically

23.1      Consent of Faegre & Benson LLP
          (contained in its opinion filed as Exhibit 5 to
          this Registration Statement).........................  Filed Electronically

23.2      Consent of Arthur Andersen LLP.......................  Filed Electronically

24        Powers of Attorney...................................  Filed Electronically

--------------------------------
(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 filed with the Commission on May 23, 1997 (No. 333-27789).
(2) Incorporated by reference to Exhibit 3.3 to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on July 23, 1996 (No. 333-05060C).
(3) Incorporated by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on June 27, 1997 (No. 333-27789).